CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the "Agreement") is made this 1st day of January 2018, between Kelvin Medical, Inc., a Nevada Corporation, and Mike Hogue, an individual (the "Consultant").
RECITALS
A. The Company desires to be assured of the association and services of Consultant in order to avail itself of Consultant's expertise, skills, abilities, background and knowledge, to advise it upon certain marketing, administrative, corporate and business operations, and therefore desires to engage Consultant upon the terms and conditions herein contained.
B. Consultant agrees to be engaged and retained by the Company and upon the following terms and conditions.
NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the Consultant and the Company agree as follows:
1. Consulting Services. The Company herby retains Consultant to advise it regarding certain marketing, administrative, and third-party service providers, and more specifically with regard to preparation of Blog/Board Content.
Additionally, Consultant shall be tasked with the following;
(a)  Working alongside the CEO and CFO of the Company, develop and execute all investor relation functions including crafting the overall strategy and tactics for implementation; and
(b)  Communicating either via email or phone on behalf of the Company any public facing information in an articulate and professional manner to prospective investors in a manner that the investor may understand the direction of the Company; and
(c)  Develop relationships with prospective and current investors that seek understanding of information publicly filed, this includes managing real- time Q&A submitted by prospective or current shareholders; and
(d)  Provide oversight to iHub, Yahoo, and other media platforms, that impact the Company's message; and
(e)  Provide information necessary for preparation of the Annual Report and other financial communications; and
(f)  Manage and work directly with outside investor relations consultants; and
(g)  If requested by the Company, travel to investor meetings and events with management (all expenses paid); and
(h)  Monitor and analyze data relating to trading activity, relevant industry data and peer company performance.

2. Term. The term of this Agreement shall be for a period of six months commencing January 1, 2018, and is renewable for successive six-month terms by mutual agreement of the parties, and may be terminated by either party in writing with thirty days notice.
3. Compensation of Consultant. The Company hereby agrees to compensate Consultant $1,000 per month, payable in advance via invoice submitted by Consultant upon the first of each month. Further, the Company shall issue, or cause to be issued, 100,000 Restricted Shares of the Company's Common Stock.
4. Relationship of Parties. This Agreement shall not constitute an employer- employee relationship. It is the intention of each party that Consultant shall be an independent contractor and not an employee of the Company. Consultant shall not have the authority to acts as the agent of the Company except when such authority is specifically delegated to Consultant by the Company. Subject to the express provisions herein, the manner and means utilized by the Consultant in the performance of Consultant's services hereunder shall be under the sole control of the Consultant. All compensation paid to Consultant hereunder shall constitute earnings to Consultant from self-employment income. The Company shall not withhold any amounts therefrom as federal or state income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act (Social Security) or any similar federal or state law applicable to employers or employees.
5. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, postage prepaid, addressed to the other party at the address appearing at the end of this Agreement. Either party may change its address by written notice made in accordance with this section.
6. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.
7. Governing Law. This Agreement is made and shall be governed and construed in accordance with the laws of the state of Nevada and it is agreed that jurisdiction and venue of any actions pertaining to this Agreement will be in Nevada.
8. Assignment. Any attempt by either party to assign any rights, duties or obligations which arise under this Agreement without the prior written consent of the other party shall be void, and shall constitute a breach of the terms of this Agreement.
9. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the Company and the Consultant. No promises, guarantees, inducements, or agreements, oral or written, express or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing and signed by the party or parties to be charged.
10. Litigation Expenses. If any action at law or in equity is brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and disbursements in addition to any other relief to which it is entitled.
11. Signatures. By signing below, the undersigned do hereby acknowledge that they have read, understood and agree to the terms of this Agreement, that they have had the opportunity to review this Agreement with independent counsel and that they do hereby desire to enter into this Agreement under the terms and conditions set forth herein.
IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.
KELVIN MEDICAL, INC. MIKE HOGUE

By: /s/William Mandel   By:  /s/Mike Hogue
       William Mandel, CEO/President                                    Mike Hogue

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